Exhibit 32.0

Certification of the Chief Executive Officer and Chief Accounting Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

with Respect to the Quarterly Report on Form 10-Q, as Amended by the Quarterly Report on Form 10-Q/A,

for the Period Ended March 31, 2010

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Vermillion, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

1.	The Company’s quarterly report on Form 10-Q for the period ended March 31, 2010, (the “Form 10-Q”), as amended by the quarterly report on Form 10-Q/A filed on the date hereof (the “Form 10-Q/A”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.	Information contained in the Form 10-Q, as amended by the Form 10-Q/A, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 28, 2010	/s/ Gail S. Page
Gail S. Page Executive Chairperson, President and Chief Executive Officer (Principal Executive Officer)

Date: May 28, 2010	/s/ John H. Tran
John H. Tran Vice President of Finance and Chief Account Officer (Principal Financial Officer)

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q, as amended by the Form 10-Q/A, or as a separate disclosure document of the Company or the certifying officers.